Exhibit 10.114

NOTICE OF RESTRICTED STOCK AWARD

under the

1987 MICROSEMI CORPORATION STOCK PLAN

Name of Employee:	«First_Name» «Last_Name»
Date of Grant:

You have been granted shares of Common Stock, par value $.20 per share (the “Restricted Stock Award”) of Microsemi Corporation (the “Company”) pursuant and subject to the terms and conditions of the 1987 Microsemi Corporation Stock Plan (the “Plan”). The Restricted Stock Award is initially nontransferable and is subject to a substantial risk of forfeiture. Pending the lapse of these restrictions, the Restricted Shares shall bear applicable restrictive legends and shall be held in the custody of a custodian acceptable to the Company. The amount of shares of Common Stock and the time relative to the Grant Date on which such restrictions shall lapse are set forth in the following table:

Restrictions Lapse as to These Respective Numbers of Shares
On Sixth (6th) Anniv.

On Fifth (5th) Anniv.

On Fourth (4th) Anniv.

On Third (3rd) Anniv.

On Second (2nd) Anniv.

On First (1st) Anniv.

On Date of Grant

Total of above Numbers of Shares Subject to this Grant:

Please read the Notice of Restricted Stock Award (“Notice”) and the attached or linked Restricted Stock Agreement, the Plan and the Plan Prospectus. This Restricted Stock Award is subject to and governed by the terms and conditions of the 1987 Microsemi Corporation Stock Plan, as amended, this Notice and the accompanying or linked Restricted Stock Agreement, each of which are made a part of one agreement (this “Agreement”). If you do not agree to any of these terms, you must promptly return this Notice to the Plan administrator unsigned by you, and in that event this Notice and the Award referred to herein shall immediately become void (of no force or effect whatsoever).

By their signatures, the Company’s representatives hereby execute this Notice and by Employee’s signature Employee acknowledges receipt and confirms Employee’s agreement with the terms and conditions of this Agreement.

EMPLOYEE:		MICROSEMI CORPORATION

Signature:		By:
Name:	«First_Name» «Last_Name»	Name:	James J. Peterson
		Title:	President & CEO

By:
		Name:	David R. Sonksen
		Title:	Executive Vice President, CFO and Secretary

MICROSEMI CORPORATION

RESTRICTED STOCK AGREEMENT

UNDER THE 1987 MICROSEMI CORPORATION STOCK PLAN

THIS RESTRICTED STOCK AGREEMENT (“Agreement”), made as of the Date of Grant, accompanies a Notice of Restricted Stock Award (“Notice”), between Microsemi Corporation, a Delaware corporation (the “Company”) and the Restricted Stock grantee (“Employee”), whose identity is as set forth in the Notice.

WHEREAS, the Company desires to afford Employee an opportunity to own shares of the Company’s authorized common stock, par value $0.20 (the “Common Stock”) in order to carry out the purposes of and pursuant to the 1987 Microsemi Corporation Stock Plan (the “Plan”); and

WHEREAS, the Company desires to grant Employee restricted shares on the terms and subject to the conditions of this Agreement, including the terms and conditions of the Plan and of the Notice, which are incorporated herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable considerations, the parties have agreed, and do hereby agree, as follows:

Section 1. Grant of Restricted Shares

On the terms and conditions set forth in the Notice of and on the further terms and conditions set forth in this Agreement, the Company grants to the Employee the number of shares set forth in the Notice (“Restricted Shares”) which have restrictions that lapse at the times and in the respective amounts as provided in the Notice. The Notice sets forth the amounts as to which these restrictions lapse on the Date of Grant or on one or more anniversaries thereof, as specified in the Notice. To the extent any information in the Notice, this Agreement, or other information provided by the Company conflicts with the Plan, the terms and conditions of the Plan shall control. All capitalized terms in the Notice shall have the meanings ascribed to them in this Agreement.

Section 2. Termination of Employment, Disability, or Death

In the event the Employee ceases to be an employee of the Company and its subsidiaries for any reason, any Restricted Shares granted to the Employee with respect to which the restrictions have not lapsed will be forfeited immediately; provided, however, that if the Employee ceases to be an employee of the Company due to death, the Restricted Shares due to vest within two (2) years after such termination by death will immediately vest in full, and any other Restricted Shares granted to the Employee under this Agreement will be forfeited.

Section 3. Modification, Extension, and Renewal of Restrictions: Alteration of Vesting Periods

Subject to the terms and conditions of the Plan, the Committee may modify the restrictions applicable to any Restricted Stock Award in such a way as would be consistent with the Plan and not less advantageous to the Employee. Without limitation of the foregoing, the Committee may at any time and from time to time in its discretion designate shorter vesting periods for the Restricted Shares or modify any other terms or conditions applicable to the Restricted Shares; provided, however, the Committee shall have no obligation whatsoever to make any changes to the Restricted Stock Award.

Section 4. Changes in Capital Structure

If the outstanding securities of the class then constituting the Restricted Shares are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities constituting Restricted Shares, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may constitute the Restricted Shares. Any amounts paid in respect of Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such securities or assets are paid.

Section 5. Withholding Taxes

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings, or other amounts are required by applicable law or governmental regulation to be withheld from Employee’s salary, wages, or other remuneration in connection with the grant or vesting of Restricted Shares, the Company may withhold from Employee’s wages, if any, or other remuneration, or may require Employee to advance in cash to the Company, or to any affiliate of the Company which employs or employed Employee, the amount of such withholdings, unless a different withholding arrangement, including share withholding or the use of previously owned shares of the Company’s common stock (which the Committee may require to have been held for at least six (6) months), is authorized by the Committee in its discretion (and permitted by law). If the fair market value of any shares of the Company’s common stock withheld is less than the amount of payroll withholdings required, the Employee may be required to advance the difference in cash to the Company or the affiliate employer. The Committee may condition any transfer of any shares of the Company’s common stock and the lifting of any restrictions on any Restricted Shares on the satisfaction by Employee of the foregoing withholding obligations.

Section 6. Other Restricted Stock Award Terms

The (i) number of Restricted Shares, (ii) Date of Grant of the Restricted Shares, (iii) original vesting schedule for the Restricted Shares, and (iv) any other performance criteria or other conditions to vesting are as set forth in the Notice.

Section 7. Non-Transferability

As to all Restricted Shares whose restrictions shall not yet have lapsed, such shares shall not be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 8, upon dissolution of marriage pursuant to a property settlement or domestic relations order, or (iii) as permitted on a case-by-case basis in the discretion of, and subject to such conditions as may be imposed by, the Committee to permit transfers to immediate family members, family trusts or family foundations of the Employee under circumstances that would not adversely affect the interests of the Company. Until such time as, and except to the extent that, these restrictions lapse pursuant to this Agreement, the Restricted Shares shall be evidenced by a certificate bearing a legend indicating that restrictions on transfer exist under this Agreement.

Section 8. Compliance with Securities Laws

The obligation of the Company to sell, issue or deliver shares of its common stock under the Plan is subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

The Company shall not be required to register in a Employee’s name or deliver any shares of its common stock prior to the completion of any registration or qualification of such shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. The Plan constitutes an unfunded arrangement for key employees. Unless the shares of the Company’s common stock constituting the Restricted Shares have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, the Employee may be required by the Company to give a representation in writing that the Employee will retain such shares of Company common stock for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and the Company may issue stop transfer instructions to its transfer agent. Furthermore, the Company may stamp any certificates representing Restricted Shares with, among other things, a legend to the effect that such shares have not been registered under the Securities Act of 1933 and that the Common Stock may not be sold or transferred until so registered, or until an opinion of counsel satisfactory to the Company is received to the effect that such registration is not necessary. In the event the Restricted Shares issued under the Agreement are registered under the Securities Act of 1933, as amended, then such investment representations and legend restrictions pursuant to federal securities law shall be inapplicable with respect to the Restricted Shares.

Section 9. No Right to Company Employment

Nothing in the Plan or as a result of the grant of Restricted Shares shall confer on the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Employee’s employment at any time.

Section 10. Rights as a Stockholder

Subject to the provisions of the Plan, the Notice and this Agreement, Employee shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the shares of Common Stock comprising the Restricted Shares. In order to facilitate the safekeeping of the Restricted Shares, Employee and Company hereby appoint Mellon Investor Services LLC, or their designate, as custodian of the Restricted Shares pending the lapse of restrictions thereon at the time or on the conditions as set forth in the Notice.

Section 11. Venue

Each of the parties hereto consents to the jurisdiction of any state or federal court located within the County of Orange, State of California, and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in such courts, and each of the parties waives any objection which it may have based on personal jurisdiction, improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court.

Section 12. Governing Law

This Agreement shall be subject to, and governed by, the laws of the State of Delaware irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

Section 13. Entire; Binding and Severable Agreement

The Notice, including the Agreement, and the Plan set forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior oral or written and contemporaneous oral discussion, agreement and understandings of any kind or nature. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

Section 14. The Plan

The Restricted Shares are subject to, and the Company and Employee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan and other documents referred to herein are available for inspection by the Employee during business hours at the principal office of the Company.

Section 15. Certain Definitions

“Committee” shall mean the Company’s Compensation Committee or any other committee appointed by the Board to administer the Plan or the Board itself to the extent it administers the Plan itself.

“Date of Grant” shall mean the date specified in the Notice.

“Restricted Stock Award” shall mean the Award of Restricted Shares to the Employee under this Agreement in the amount specified in the Notice.

All capitalized terms used herein shall have the meanings given to them in the Plan.

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